                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                         FURR'S RESTAURANT GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                          FURR'S RESTAURANT GROUP, INC.
                      3001 EAST PRESIDENT GEORGE BUSH HWY.
                                    SUITE 200
                              RICHARDSON, TX 75082

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 ---------------

                                       ON

                                  MAY 21, 2002

         You are hereby notified that the 2002 Annual Meeting of Stockholders of Furr's Restaurant Group, Inc. ("Furr's") will be held at 10:00 a.m. local time on May 21, 2002 in the Company Support Center at 3001 East President George Bush Hwy., Suite 200, Richardson, Texas 75082 for the following purposes:

         1.       To elect six (6) directors to serve one-year terms;

         2. To approve a proposal to increase the number of shares issuable under the Company's 1995 Stock Option Plan by 700,000; and

         3. To transact such other business as may properly be brought before the meeting and any and all adjournments thereof.

         The holders of record of Furr's Common Stock at the close of business on April 1, 2002 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

         You are cordially invited to attend the Annual Meeting in person. If you are unable to attend the Annual Meeting in person, please complete and date the enclosed proxy card and return it promptly in the envelope provided. No postage is required if mailed in the United States. If you attend the Annual Meeting, you may revoke your proxy and vote your shares in person.

                                    By Order of the Board of Directors


                                    /s/ BRUCE S. DUDLEY
                                    ---------------------------------
                                    Bruce S. Dudley
                                    Secretary

                          FURR'S RESTAURANT GROUP, INC.
                      3001 EAST PRESIDENT GEORGE BUSH HWY.
                                    SUITE 200
                              RICHARDSON, TX 75082

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

                                       FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 21, 2002

                             SOLICITATION OF PROXIES

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Furr's Restaurant Group, Inc., formerly known as Furr's/Bishop's, Incorporated, a Delaware corporation (the "Company" or "Furr's"), for use at the 2002 Annual Meeting of Stockholders to be held at 10:00 a.m. local time on May 21, 2002 in the Company Support Center at 3001 East President George Bush Hwy., Suite 200, Richardson, Texas 75082 and at any adjournment or postponement thereof (the "Annual Meeting"). Only holders of record of Furr's Common Stock, par value $.01 per share (the "Common Stock"), at the close of business on April 1, 2002 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting with respect to all proposals set forth on the attached Notice of Annual Meeting of Stockholders. The Board of Directors is not currently aware of any other matters which will come before the Annual Meeting. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about April 15, 2002.

         Shares of Common Stock represented by properly executed proxy cards received by the Company at or prior to the Annual Meeting will be voted according to the instructions indicated on the proxy card. Unless contrary instructions are given, the persons named on the proxy card intend to vote the shares of Common Stock so represented FOR the election of the nominees for director named in this Proxy Statement and FOR the proposal to increase the number of shares issuable under the Company's 1995 Stock Option Plan by 700,000. As to any other business which may properly come before the Annual Meeting, the persons named on the proxy card will vote according to their best judgment.

         Any holder of Common Stock has the power to revoke his or her proxy at any time before it is voted at the Annual Meeting by delivering a written notice of revocation to the Secretary of the Company, by a duly executed proxy bearing a later date or by voting by ballot at the Annual Meeting.

         The cost of preparing, assembling and mailing this Proxy Statement and Notice of Annual Meeting of Stockholders will be paid by the Company. Additional solicitation of holders of Common Stock by mail, telephone, telegraph, or by personal solicitation may be done by directors, officers and regular employees of the Company, for which they will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of the Company's Common Stock as of the Record Date will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by the Company for their reasonable expenses.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

         The Company has one class of voting common equity securities, the Common Stock, which carries one vote per share. At the Record Date there were issued and outstanding 9,769,614 shares of Common Stock held of record and beneficially by approximately 4,200 holders. The presence in person or by proxy of the holders of a majority of the votes entitled to be cast by the outstanding shares of Common Stock shall constitute a quorum for matters to be voted on.

         Approval of the proposal to increase the number of shares issuable under the Company's 1995 Stock Option Plan will require a majority of the votes cast. The Company's directors will be elected by plurality of the votes cast. Under applicable Delaware law, abstentions and broker non-votes are treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum for the transaction of business. Abstentions and broker non-votes are tabulated separately, with abstentions counted in tabulations of the votes cast on a proposal for purposes of determining whether a proposal has been approved while broker non-votes relating to a proposal are not counted as a vote cast with respect to that proposal.

PRINCIPAL STOCKHOLDERS

         To the best knowledge of management of the Company, no person owned beneficially, as of April 1, 2002, more than 5 percent of the outstanding shares of the Company's Common Stock, except as follows:

                                                             AMOUNT & NATURE OF             PERCENT OF
           NAME & ADDRESS OF BENEFICIAL OWNER               BENEFICIAL OWNERSHIP        TOTAL COMMON STOCK
           ----------------------------------               --------------------        ------------------
Grace Brothers/Rock Finance Group(1)                              4,609,819                     47.2%
         1560 Sherman Avenue
         Evanston, IL  60201

Teachers Insurance and Annuity Association of America             1,721,527                     17.6%
         730 Third Avenue
         New York, NY  10011

John Hancock Financial Services, Inc.
John Hancock Life Insurance Company.(2)                           1,095,598                     11.2%
         P.O. Box 111
         Boston, MA  02117

The Mutual Life Insurance Company of New York                       821,067                      8.4%
         1740 Broadway
         New York, NY  10019

---------------------------

(1) This information is based on a Schedule 13D/A filed jointly by Grace Brothers, Ltd. ("Grace"), Rock Finance, L.P. ("Rock"), Bradford T. Whitmore, Spurgeon Corporation and Bun Partners on June 20, 2001. Grace presently holds a total of 3,519,987 shares of the Common Stock, which represent approximately 36.0 percent of the Common Stock outstanding. Rock presently holds a total of 1,089,832 shares of the Common Stock, which represent approximately 11.2 percent of the Common Stock outstanding. Bradford T. Whitmore, Spurgeon Corporation and Bun Partners are general partners of Grace and Rock and therefore may be deemed to be beneficial owners of the shares held by the partnerships. Grace has the sole power to vote and dispose of the Common Stock which it beneficially owns and Rock has the sole power to vote and dispose of the Common Stock which it beneficially owns.

(2) Based on information contained in the Schedule 13G filed on February 1, 2001, John Hancock Financial Services, Inc. ("JHFS") became the parent holding company of John Hancock Life Insurance Company ("JHLIC") as a result of the demutualization of JHLICO. Accordingly JHFS may be deemed the beneficial owner of the 1,095,598 shares Common Stock beneficially owned by JHLICO.

                ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

                       PROPOSAL 1 - ELECTION OF DIRECTORS

         The By-laws of the Company provide that directors are elected for one-year terms. At each annual meeting, directors who are elected by the holders of Common Stock succeed the directors whose terms expire at that meeting and hold office until the next annual meeting and until their successors are duly elected and qualified.

         The Nominees for Election at the 2002 Annual Meeting are: Robert N. Dangremond, Margaret B. Hampton, Damien W. Kovary, Craig S. Miller, Max Pine and Robert W. Sullivan, each of whom currently serves as a member of the Board of Directors. The By-laws of the Company provide that directors are elected by a plurality of the votes cast at the Annual Meeting; therefore, the six director nominees receiving the most votes will be elected. Unless otherwise specified, the enclosed proxy will be voted in favor of each of the nominees named above. All nominees for election have consented to be named and have indicated their intent to serve if elected. Although the Board of Directors anticipates that all of the nominees will be available to serve as directors of the Company, should any one or more of them be unwilling or unable to serve, the Board of Directors may, but is not required to, designate a substitute nominee or nominees, in which event the proxies will be voted FOR the election of the substitute nominee or nominees.

         The nominees for election as directors are:

ROBERT N. DANGREMOND, 59, has since August 1989, been a principal of Jay Alix & Associates. Before joining Jay Alix & Associates he was the Chief Financial Officer for Leach & Garner Company for eight years and a Vice President of the Chase Bank. He was also a marketing manager with Scott Paper Company. Mr. Dangremond serves on the Board of Directors of Viskase Corporation. Mr. Dangremond has served as a director of Furr's since January 2001.

MARGARET B. HAMPTON, 44, joined Grace Brothers, Ltd., an investment management firm, in March 1997. Prior to joining Grace Brothers, Ltd., Ms. Hampton was Managing Director of the Distressed Investments Unit of First Chicago Capital Corporation. Before joining First Chicago in 1991, Ms. Hampton was a vice president with Bear Stearns & Co., Inc. in the Financial Restructuring Group, where she advised debtors and creditors of distressed companies in a variety of industries including retailing, oil and gas, health care and real estate. Ms. Hampton serves on the Board of Directors of Ladish Co., Inc. Ms. Hampton has served as a director of Furr's since February 1999.

DAMIEN W. KOVARY, 47, has served as a managing director of Heico Acquisitions, a subsidiary of Heico Companies, LLC, since 1997. Prior to joining Heico Acquisitions, Mr. Kovary was the managing director of the Special Loan Unit at Teachers Insurance and Annuity Association of America ("Teachers") from 1986 to 1997. Before joining Teachers, Mr. Kovary was a vice president in the Workout Department at Marine Midland Bank from 1982 to 1986. While at Marine Midland Bank, Mr. Kovary also served as President of MarMid Energy Corp. and TOMAR Energy Corp. Mr. Kovary has been a director of Furr's since May 1998.

CRAIG S. MILLER, 52, has served as President and Chief Executive Officer of Furr's and as a member of the Board of Directors of Furr's since November 2001. Prior to joining Furr's, Mr. Miller was President of Uno Restaurant Corporation. He joined Uno in 1984 and was President from 1986 to 2001. He became Chief Executive Officer of the company in 1996. Prior to his association with Uno, he had an 11-year career with General Mills (Darden) Restaurants where he worked in executive positions with Red Lobster Inns and Casa Gallardo Mexican Restaurants. Mr. Miller is a board member of the National Restaurant Association and past Chairman of its SAFE Fund. He is the current Chairman of the NRA's Government Affairs and Public Policy and was named to the Board of Trustees of the Educational Foundation in 2001.

MAX PINE, 67, has since May 2001, had his own consulting firm, Aries Associates, to concentrate on advising CEO's, serving on corporate boards and advising financial investors. From March 1994 to May 2001, Mr. Pine had been retained as a restaurant industry consultant by BNY Capital Markets, Inc. (formerly Patricof & Co. Capital), the investment banking division of The Bank of New York. Prior to 1994, Mr. Pine was employed by Restaurant Associates Corp. for 25 years, serving as President for 17 years. Mr. Pine serves as a director of Benihana, Inc. He has served as a director of Furr's since February 1999.

ROBERT W. SULLIVAN, 43, has served as Chairman and CEO of The Plitt Company since he purchased the company in 1985. Prior to serving as Chairman of The Plitt Company, Mr. Sullivan started and in 1998 sold one of the country's largest industrial and medical marketing-consulting firms, The Martec Group, which serves a number of Fortune 100 companies and has offices in Tokyo, San Francisco, Detroit, Chicago and Frankfort. Mr. Sullivan serves as an adviser and a keynote speaker on such topics as distribution, market entry, communicating strategies and global market trends for a variety of businesses an industry groups, including the World Trade Institute. Mr. Sullivan serves on the Board of Directors/Advisors of Ladish Co., Inc., Clarity Communications and The Cancer Wellness Center of Chicago. He has served as a director of Furr's since May 2000.

                             MANAGEMENT INFORMATION

THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The Board of Directors held seven (7) meetings during the fiscal year 2001. The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Finance Committee and the Nominating Committee.

         The Audit Committee, which held four (4) meetings during fiscal year 2001, consisted of Robert N. Dangremond, Damien W. Kovary and Robert W. Sullivan. The Committee's responsibilities include: recommending to the Board the firm to be employed by the Company as its external auditor; consulting with the persons chosen to be the external auditors with regard to the plan of audit; reviewing the fees of the external auditors for audit and non-audit services; reviewing, in consultation with the external auditors, their report of audit or proposed report of audit and the accompanying management letter, if any; reviewing with management and the external auditor, before publication or issuance, the annual financial statements, and any annual reports to be filed with the Securities and Exchange Commission; and consulting with management and the external auditors regarding the adequacy of corporate systems of accounting and control.

         The Compensation Committee, which held five (5) meetings during fiscal year 2001, consisted of Robert N. Dangremond, Margaret B. Hampton, Damien W. Kovary and Robert W. Sullivan. The Committee's responsibilities include: reviewing the recommendations of the Company's President and CEO with respect to compensation of management employees; administering the Company's 1995 Stock Option Plan; reviewing management recommendations for grants of stock options and any proposed plans or practices of the Company relating to compensation and benefits of its employees and directors; and determining compensation and incentives for the Chief Executive Officer of the Company. See "Executive Compensation-Report of the Compensation Committee" and "-Option Plan."

         The Finance Committee, which held two (2) meetings during fiscal year 2001, consisted of Margaret B. Hampton, Damien W. Kovary and Max Pine. The principal functions and responsibilities of the Finance Committee are: to review and approve investment and loan policies; review and approve asset-liability management policies; monitor corporate financial results; and recommend corporate financial actions, including dividends and capital financing. The Finance Committee also makes recommendations to the Board of Directors with respect to the terms of loans and issuances of securities of the Company, including equity and debt securities.

         The Nominating Committee, which did not hold any meetings during fiscal year 2001, consisted of Margaret B. Hampton, Damien W. Kovary and Max Pine. The Board of Directors has acted in lieu of the Nominating Committee in proposing candidates for election as directors. The Nominating Committee's responsibilities include: meeting periodically to review the qualifications of potential Board candidates from whatever source received; reporting its findings to the Board and proposing nominations for Board membership for approval by the Board and for submission to stockholders for approval; and reviewing and making recommendations to the Board, where appropriate, concerning the size of the Board and the frequency of meetings. The Nominating Committee will consider nominee recommendations from holders of Common Stock. Recommendations for the election of directors at the Company's 2003 Annual Meeting of Stockholders should be submitted in writing to the Nominating Committee at the address of the Company's principal executive offices on or before December 13, 2002.

         In addition to the standing committees, the Board from time to time establishes committees of limited duration for special purposes. During fiscal year 2001, the Company had two special committees, the CEO Search Committee and the Executive Support Committee.

         The CEO Search Committee, which held three (3) meetings in fiscal year 2001, consisted of Robert N. Dangremond, Margaret B. Hampton, Damien W. Kovary and Max Pine. The CEO Search Committee was created to manage the process of searching for and securing the services of a Chief Executive Officer for the Company following Mr. Ratner's resignation in July 2001. The CEO Search Committee also negotiated Mr. Miller's employment and compensation arrangements.

         The Executive Support Committee consisted of Damien W. Kovary, Margaret B. Hampton and Max Pine. The Executive Support Committee was created to provide increased oversight and assistance to management during the period following Mr. Ratner's resignation in July 2001 until Mr. Miller commenced his employment in November 2001. Members of the Committee met on a regular basis with members of the Company's senior management. For service on the committee, each member received the indicated compensation: Mr. Kovary - $23,500; Ms. Hampton - $14,500; Mr. Pine - $14, 500.

         Each director attended at least 75 percent of all meetings of the Board of Directors and committees to which they were assigned during fiscal year 2001.

DIRECTOR FEES

         Non-employee directors of the Company receive a fee of $1,500 per month and $1,000 per Board meeting attended as compensation for their services. The Chairman of the Board of Directors receives an additional fee of $1,000 per month. In addition, non-employee directors receive $500 for each telephonic committee meeting attended and $1,000 for each committee meeting attended in person.

DIRECTOR OPTIONS

         Under the Company's 1995 Stock Option Plan, as amended, each director automatically receives a grant of an option to purchase 20,000 shares of Company Common Stock upon appointment as a director, vesting and becoming exercisable in three equal installments on the first, second and third anniversaries of the date of grant, and having an exercise price equal to the closing price of the Company's Common Stock on the date of grant. In January 2001 the Board of Directors approved the grant to Robert N. Dangremond to purchase 20,000 shares of Common Stock at a price of $2.25 per share, which will vest and become exercisable in three equal installments on the first, second and third anniversaries of the grant. In May 2001 the Board of Directors approved the grant to each director of an option to purchase 15,000 shares of Common Stock at a price of $3.00 per share, which was immediately vested and exerciseable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), requires the Company's officers and directors and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of reporting forms received by it or written representations from certain reporting persons that no filings were required for those persons, the Company believes that, during fiscal 2001 all other filing requirements of Section 16(a) were complied with by its officers, directors and greater than ten-percent beneficial owners.

                               EXECUTIVE OFFICERS

      NAME                      AGE    TITLE
      ----                      ---    -----
      Craig S. Miller           52     President and Chief Executive Officer
      Thomas M. Blasdell        52     President of Dynamic Foods
      Donald M. Dodson          64     Vice President - Product and New Business
                                       Development
      Bruce S. Dudley           39     Vice President - Administration
      Nancy A. Ellefson         44     Vice President - Finance
      Danny K. Meisenheimer     42     Vice President - Marketing
      Elizabeth A. Smith        37     Vice President - Field Operations

CRAIG S. MILLER has been President and Chief Executive Officer since November 5, 2001. Before joining the Company, Mr. Miller served as President of Uno Restaurant Corporation (from 1986 to 2001) and became Chief Executive Officer in 1996. Prior to joining Uno in 1984, he had an 11-year career with General Mills (Darden) Restaurants where he worked in executive positions with Red Lobster Inns and Casa Gallardo Mexican Restaurants.

THOMAS M. BLASDELL has been President of Dynamic Foods since December 2001. Prior to this, he held several other positions with the Company, including Vice President and General Manager of Dynamic Foods, Vice President of Purchasing and Distribution, Vice President of Purchasing, Director of Purchasing and Manager of Warehousing and Inventory Control. Mr. Blasdell joined the Company in 1971.

DONALD M. DODSON has been Vice President of Product and New Business Development since December 2001, was Vice President of Operations from 1993 until 2001 and was Vice President- Food and Beverage from 1990 until 1993. Mr. Dodson joined the Company in 1958.

BRUCE S. DUDLEY joined the Company as Vice President of Human Resources in October 1998 and was promoted to Vice President of Administration in January 2001. Prior to this, since 1997, Mr. Dudley was a senior consultant with the Dallas based restaurant-consulting firm Batrus-Hollweg Inc. From 1995 to 1997 Mr. Dudley was the Manager of Organizational Learning for Electronic Data Systems ("EDS") in Plano, Texas. Prior to 1995, Mr. Dudley was an independent consultant specializing in organizational development.

NANCY A. ELLEFSON has been Vice President of Finance since November 2001. Ms. Ellefson joined the Company as Controller in December 1999. After four years at an international accounting firm, Ms. Ellefson was the controller of various companies in the real estate, healthcare and restaurant industries prior to joining the Company.

DANNY K. MEISENHEIMER has been Vice President of Marketing since January 1995. Mr. Meisenheimer joined the Company in 1991.

ELIZABETH A. SMITH has been Vice President of Field Operations since January 2002. Prior to this Ms. Smith held several positions with the Company, including General Manager, Director of Training, Regional Director and Director of Operations. Ms. Smith joined the Company in 1981.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVES

As of April 1, 2002, according to information furnished to the Company, each director, director nominee, the executive officers named in the summary compensation table and all named executive officers and directors as a group, owned beneficially the indicated shares of Common Stock:

                 NAME OF BENEFICIAL OWNER        NUMBER OF SHARES     PERCENT OF COMMON STOCK
                 ------------------------        ----------------     -----------------------
       Directors:
            Robert N. Dangremond                    23,168 (1)                   *
            Margaret B. Hampton                    137,400 (2)                  1.4%
            Damien W. Kovary                        43,600 (3)                   *
            Craig S. Miller                         81,500 (4)                   *
            Max Pine                                41,000 (5)                   *
            Robert W. Sullivan                      43,234 (6)                   *
       Named Executive Officers:
            Thomas M. Blasdell                      13,252 (7)
            Donald M. Dodson                        12,593 (8)                   *
            Bruce S. Dudley                         12,473 (9)                   *
            Paul G. Hargett                              -                       *
            Phillip Ratner                               -                       *
            Danny K. Meisenheimer                   12,281(10)                   *
       All officers and directors as a group        428,335                     4.4%

*Owns less than 1.0 percent

------------------------
(1) Includes options to purchase 6,668 shares at $2.25 per share and 15,000 shares at $3.00 per share

(2) Includes options to purchase 20,000 shares at $5.00 per share and 15,000 shares at $3.00 per share

(3) Includes options to purchase 21,333 shares at $5.00 per share, 15,000 shares at $3.00 per share and 6,667 shares at $2.38 per share

(4)      Includes 1,500 shares owned indirectly by sons

(5) Includes options to purchase 20,000 shares at $5.00 per share and 15,000 shares at $3.00 per share

(6) Includes options to purchase 13,334 shares at $2.75 per share and 15,000 shares at $3.00 per share

(7) Includes options to purchase 9,000 shares at $5.94 per share, 1,500 shares at $3.00 per share and 750 shares at $3.75 per share

(8) Includes options to purchase 9,000 shares at $5.94 per share, 1,500 shares at $3.00 per share and 750 shares at $3.75 per share

(9) Includes options to purchase 9,000 shares at $5.94 per share, 1,500 shares at $3.00 per share and 750 shares at $3.75 per share

(10) Includes options to purchase 9,000 shares at $5.94 per share, 1,500 shares at $3.00 per share and 750 shares at $3.75 per share

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The table below sets forth information concerning the annual and long-term compensation for services in all capacities to the Company and its subsidiaries for the fiscal years ended January 1, 2002, January 2, 2001 and December 28, 1999, of the Company's Chief Executive Officer and for the registrant's four most highly compensated executive officers, other than the Chief Executive Officer, who were serving at the end of 2001.

                                                                                              LONG TERM
                                                                                             COMPENSATION
                                                ANNUAL COMPENSATION                          ------------
                                                -------------------                           SECURITIES
                                                                                              UNDERLYING          ALL OTHER
NAME AND TITLE                   YEAR          SALARY         BONUS(8)         OTHER           OPTIONS           COMPENSATION
--------------                   ----          ------         --------         -----           -------           ------------
Craig S. Miller                  2001          $53,365(1)         -          $322,500(2)          -                   -
  President and Chief            2000            -                -              -                -                   -
  Executive Officer              1999            -                -              -                -                   -

Phillip Ratner                   2001         $191,250(3)      $140,606       $15,000(5)          -                   -
  Former President and Chief     2000          315,000          150,000(4)     15,000(5)        50,000                -
  Executive Officer              1999          300,000           50,000        15,000(5)          -                   -

Thomas M. Blasdell               2001         $118,000          $38,580          -                -                   -
  President of Dynamic Foods     2000          114,400           37,516(4)       -               2,250                -
                                 1999          108,116           69,580          -               2,250                -

Donald M. Dodson                 2001         $148,000          $38,610          -                -                   -
  Vice President-                2000          143,800           43,651(4)       -               2,250                -
  Operations                     1999          138,750           83,000          -               2,250                -

Bruce S. Dudley                  2001         $147,000          $38,423          -                -                   -
  Vice President-                2000          139,700           44,212(4)       -               2,250                -
  Human Resources                1999          131,154            -              -               2,250                -

Danny K. Meisenheimer            2001         $121,000          $31,280          -                -                   -
  Vice President- Marketing      2000          116,500           35,708(4)       -               2,250                -
                                 1999          110,263           86,640          -               2,250                -

Paul G. Hargett                  2001         $185,885          $65,825        90,000(6)          -                   -
  Executive Vice President and   2000          175,000           38,903(4)       -                -                   -
  CFO(7)                         1999           71,346            -              -              50,000                -

------------------------
(1) Compensation reflects amounts paid from Mr. Miller's November 2001 date of employment.

(2) Compensation reflects a signing bonus of $135,000 and a grant of 75,000 shares of the Company's Common Stock under the Company's Stock Bonus Plan made effective upon his employment, but which shares are issuable only at the time of any termination of Mr. Miller's employment. The shares have been valued at their closing price on the date of Mr. Miller's employment.

(3) Compensation reflects amounts paid through Mr. Ratner's July 27, 2001 date of resignation.

(4) Compensation includes a grant of shares of Common Stock under the Company's Stock Bonus Plan having a value equal to 10% of the annual bonus amount, based on the closing price of the Common Stock at the date of grant.

(5) Amount paid for term life insurance and disability coverage as provided in Mr. Ratner's Employment Agreement.

(6) Compensation reflects payment pursuant to retention bonus agreement described below.

(7) Compensation reflects amounts paid from Mr. Hargett's August 3, 1999 date of employment until his termination of employment on November 5, 2001.

(8) Amounts represent bonuses paid during year listed, earned in the prior year.

OPTION PLAN

         The Company's 1995 Stock Option Plan (the "1995 Option Plan") provides for the issuance of stock options, stock appreciation rights or restricted stock covering up to 980,544 shares of Common Stock. The Compensation Committee of the Board of Directors administers the 1995 Option Plan, including determining the employees to whom awards will be made, the size of such awards and the specific terms and conditions applicable to awards, such as vesting periods, circumstances of forfeiture and the form and timing of payment. Grants may be made to selected employees of the Company and its subsidiaries and non-employee directors of the Company. As of January 1, 2002, options representing a total of 859,584 shares of Common Stock were outstanding.

OPTION GRANTS

         The table below sets forth information concerning options to purchase Common Stock of the Company granted in the 2001 fiscal year to the executive officers named in the Summary Compensation Table pursuant to the Company's 1995 Stock Option Plan:

                                                                                          POTENTIAL REALIZABLE AT
                                                                                          ASSUMED RATES OF ANNUAL
                            NUMBER OF                                                           APPRECIATION
                             OPTIONS          PERCENT       EXERCISE     EXPIRATION             ------------
          NAME               GRANTED         OF TOTAL        PRICE          DATE             5%             10%
          ----               -------         --------        -----          ----             --             ---
Craig S. Miller            400,000(1)         74.8%         $3.375        10/9/11         $849,008       $2,151,552

------------------------
(1) Options vest and become exercisable in three equal installments on the first, second and third anniversaries of the date of grant.

      None of the executive officers named above exercised any stock options during fiscal 2001.

STOCK BONUS PLAN

       Effective as of January 25, 2001, the Company adopted a Stock Bonus Plan (the "Stock Bonus Plan") in order to enable selected officers, directors and key employees to acquire shares of Common Stock of the Company. Awards of Common Stock are made at the discretion of the Compensation Committee. 100,000 shares of Common Stock were reserved for issuance under the Stock Bonus Plan. As of March 26, 2002, 86,561 shares of Common Stock have been issued or reserved for issuance under the Plan.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

         AGREEMENTS WITH CRAIG S. MILLER. Craig S. Miller commenced work as the President and Chief Executive Officer of the Company effective November 5, 2001. Mr. Miller's Employment Agreement, among other things, provides for a base salary of $375,000, an annual cash bonus of up to 100% of his base compensation for each fiscal year and up to $15,000 per year to be applied to payments by Mr. Miller for life insurance and disability coverages. The minimum annual bonus payable for the 2002 fiscal year is $94,000. Mr. Miller's Employment Agreement also provides that if Mr. Miller's employment is terminated by the Company without "cause," or by Mr. Miller with "good reason" within a period of one year following a "change in control," the Company will pay Mr. Miller a lump sum amount equal to one (1) year of his base salary then in effect.

         Mr. Miller's Option Agreement grants him the right to purchase 400,000 shares of Common Stock, of which options to purchase 200,000 shares are exercisable at a price of $3.00 per share, and options to purchase 200,000 shares are exercisable at a price of $3.75 per share. The options included in each 200,000 share tranche vest in three (3) equal installments on the first, second and third anniversaries of the date of grant. Mr. Miller's Option Agreement provides that his options vest fully and immediately if, within 12 months of a "change of control" of the Company, Mr. Miller leaves the employment of the Company for good cause or as a result of termination by the Company of his employment other than for "cause."

         In March, 2002, the Board of Directors approved the grant to Mr. Miller of options to purchase an additional 600,000 shares of the Company's Common Stock, to be effective upon the approval by the stockholders of the Company at the 2002 Annual Meeting of a proposal to increase the number of shares of Common Stock issuable under the Company's 1995 Stock Option Plan. The Options would consist of three 200,000 share tranches, with 200,000 shares having an exercise price of $4.50 per share, 200,000 shares having an exercise price of $5.25 per share and 200,000 shares having an exercise price of $6.00 per share. The Options included in each trance will vest in three
(3) equal installments on the first, second and third anniversaries of the date of grant.

         Mr. Miller was paid a signing bonus of $135,000 and granted 75,000 shares of Common Stock under the Company's Stock Bonus Plan effective upon his employment, which were intended to compensate Mr. Miller for a part of the cost of his move and for the value of certain benefits with his former employer which were lost as a consequence of his employment by

Furr's. The shares of Common Stock are issuable to Mr. Miller upon termination of his employment with the Company.

         For the purpose of the agreements referenced above, a "change of control" occurs when, during a 12-month period immediately following any of certain specified triggering events, a majority of the persons constituting the Company's Board of Directors prior to the event no longer constitute a majority of the Board of Directors. Any one of several triggering events will result in a change of control: a merger with, or sale of substantially all Company assets to, another legal person in which the Company's stockholders retain less than a 50 percent interest in the surviving or acquiring entity or its ultimate parent; an acquisition by any person or group which did not already own 10 percent or more of the Company's voting securities as of October 1, 2001, of a total of 50 percent or more of the Company's voting securities. A termination for "cause" means, among other things, termination because of Mr. Miller's (i) failure to devote substantially all of his business time, attention and energies to the business of the Company or to discharge the duties as the President and Chief Executive Officer of the Company faithfully, diligently, to the best of his abilities, and in a manner consistent with those duties normally associated with his position; (ii) breach of certain covenants pertaining to competition with the Company and confidentiality of proprietary Company information; (iii) failure to follow a directive of the Board of Directors set forth with reasonable specificity;
(iv) engagement in conduct that is significantly injurious to the Company;
(v) conviction of any crime or offense involving moral turpitude; or (vi) use of illegal drugs or abuse of controlled substances or his habitual intoxication. A termination for "good reason" means a termination by Mr. Miller because of (i) the Company's breach of the Employment Agreement, (ii) a material change in the duties or conditions of Mr. Miller's employment, or
(iii) proper notice that the Company does not wish to extend the term of the Agreement.

         AGREEMENTS WITH PHILIP RATNER. Mr. Ratner resigned as the President and Chief Executive Officer of the Company effective July 26, 2001. Mr. Ratner's Employment Agreement, among other things, provided for a base salary of $300,000, an annual cash bonus of up to 50% of his base compensation for each fiscal year and up to $15,000 per year to be applied to payments for life insurance and disability coverages. Mr. Ratner's Employment Agreement also provided that if Mr. Ratner's employment was terminated by the Company without "cause," or by Mr. Ratner with "good reason" within a period of one year following a "change in control," the Company would pay Mr. Ratner a lump sum amount equal to one (1) year of his base salary then in effect, on terms substantially identical to those described above for Mr. Miller.

RETENTION BONUS AGREEMENTS

       In August 2001 the Company entered into Retention Bonus Agreements with Messrs. Blasdell, Dodson, Dudley, Hargett and Meisenheimer as well as other members of the Company's senior management to ensure that their services would remain available to the Company and to compensate them for their increased responsibilities during the period following Mr. Ratner's resignation until a new Chief Executive Officer was hired. Under the agreements, the Company paid each of the executives a bonus equal to twenty percent (20%) of the executive's monthly base compensation accruing during the period beginning on June 26, 2001 and ending on the date Mr. Miller commenced work (the "Retention Bonus"). The Retention Bonus Agreements also provide for a severance payment equal to six months' base compensation plus an accrued bonus if the executive's employment is terminated by the

Company for a reason other than "cause" within six (6) months following Mr. Miller's hire date. The Agreements require the executive to preserve the Company's confidential information and to refrain from competing with the Company after a termination of employment.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee conducts an annual review of the Company's executive compensation program as proposed by the Company's President and Chief Executive Officer. The Company seeks to attract and retain qualified personnel to meet the needs and objectives of the Company and to motivate such individuals to achieve the Company's goals through compensation arrangements which reward executives based on individual contributions as well as the Company's overall results. The Compensation Committee takes into consideration in its review of the Company's executive compensation program comparable industry information obtained from approximately 90 chain restaurant companies (the "Comparable Companies"). The Compensation Committee concluded that Comparable Companies are appropriate for comparison primarily because of the similarity of Comparable Companies' operations to the Company's and because information about the Comparable Companies' salary and bonus structure is readily available.

         The key elements of the Company's executive compensation arrangements include base salary, annual incentive bonus and stock options. The financial performance of definable business units or markets of the Company are taken into account in evaluating compensation of executives with responsibility for such units or markets. Base salaries of subordinate management are generally proposed by the Company's President and CEO and approved by the Compensation Committee based upon evaluation's of each individual's responsibilities, relative experience, management abilities and job performance. The base salary of the President and CEO of the Company is established in his employment agreement and is reviewed annually for adjustment by the Compensation Committee.

         Approximately 40 members of management participate in a cash bonus plan (the "Bonus Plan") that contemplates target bonuses ranging from 10 percent to 100 percent of base compensation based upon attainment of a combination of criteria that include meeting or exceeding the Company's budget, achieving specified management objectives and, to a lesser extent, subjective evaluations of performance at the end of the year provided by the Company's President and CEO. The financial goals used in the Bonus Plan for 2001 were approved by the Compensation Committee based on the Company's budget and discussions with senior management. The Company did not grant options in 2001, other than grants made to new management hires in set amount based upon their seniority.

         Mr. Miller's employment agreement, starting compensation and grants of restricted stock and stock options have been approved by the CEO Search Committee based upon their review of the requirements of the position, executive compensation at comparable restaurant companies and Mr. Miller's compensation at his previous employment.

         This report is not incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and is not filed under such acts.

         The foregoing report has been furnished by the Compensation Committee, whose current members are Robert N. Dangremond, Margaret B. Hampton, Damien W. Kovary and Robert W. Sullivan.

BOARD AUDIT COMMITTEE REPORT

         In accordance with its written charter adopted by the Company's Board of Directors, the Company's Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During fiscal 2001, the members of the Audit Committee reviewed the interim financial information contained in the quarterly earnings announcements with the independent auditors before public release.

         In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditor's independence consistent with Independence Standards Board Standard No. 1, "INDEPENDENCE DISCUSSIONS WITH AUDIT COMMITTEES," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditor's independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Audit Committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

         The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "COMMUNICATION WITH AUDIT COMMITTEES" and, with and without management present, discussed and reviewed the results of the audit examinations.

         The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended January 1, 2002, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

         Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended January 1, 2002, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment of the independent auditors and the Board concurred in such recommendation.

         Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the foregoing report shall not be deemed to be incorporated by reference into any such filing.

         The foregoing report has been furnished by the Audit Committee, whose current members are Robert N. Dangremond, Damien W. Kovary and Robert
W. Sullivan. Each member of the Audit Committee is "independent" as defined in the listing standards of the American Stock Exchange.

AUDIT FEES

         The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company's January 1, 2002 consolidated financial statements, and the reviews of the consolidated financial statements included in the quarterly reports on Forms 10-Q for the year ended January 1, 2002 were $111,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         No information technology services were provided to the Company by KPMG LLP during the year ended January 1, 2002.

ALL OTHER FEES

         The aggregate fees billed for all other services, exclusive of the fees disclosed above relating to financial statement audit services, rendered by KPMG LLP during the year ended January 1, 2002 were $76,655. These other services consisted of employee benefit plan audits, tax compliance and consulting.

CONSIDERATION OF NON-AUDIT SERVICES BY THE INDEPENDENT ACCOUNTANTS

         The Audit Committee has considered whether the services provided under other non-audit services are compatible with maintaining the auditors' independence.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee consisted of Robert N. Dangremond, Margaret B. Hampton, Damien W. Kovary and Robert W. Sullivan during fiscal year 2001. There are no relationships between the members of the Compensation Committee and the members of management of the Company that would impair the independence of the Compensation Committee in evaluating compensation of the Company's management.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

         Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against both the New York Stock Exchange Market Value Index and the American Stock Exchange Market Value Index as well as the SIC Code Index for Eating Places for the five fiscal years ending January 1, 2002. Since the Company is now listed on the American Stock Exchange ("Amex"), a comparison to other Amex listed companies is believed to be more representative of its performance.

COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE
COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS

                                                                        FISCAL YEAR ENDING
                                       ---------------------------------------------------------------------------
COMPANY/INDEX/MARKET                   12/31/1996   12/31/1997   12/31/1998   12/31/1999   12/31/2000   12/31/2001
                                       ----------   ----------   ----------   ----------   ----------   ----------
Furr's Restaurants Group Inc.           100.00         50.00       116.67        54.44        24.44        41.07

Rating Places                           100.00        105.25       142.20       135.26       128.80       131.17

AMEX Market Index                       100.00        120.33       118.69       147.98       146.16       139.43

RETIREMENT PLANS

         Cafeteria Operators maintains a tax-qualified defined benefit plan (the "Pension Plan"). Benefit accruals under the Pension Plan were frozen as of December 31, 1988 for certain highly-compensated employees. Effective June 30, 1989, all benefit accruals and participation were frozen.

         Prior to July 1, 1989, a full-time employee of Cafeteria Operators (other than a leased or union employee) was eligible for Pension Plan participation after attaining age 21 and completing one year of service.

         A Pension Plan participant's benefit is the greater of the lifetime monthly payment determined under the primary pension formula and the alternative pension formula. The lifetime monthly payment under the primary pension formula is the sum of the participant's frozen accrued lifetime monthly benefit, if any, under the Kmart Corporation Employees' Retirement Pension Plan as of December 27, 1986 (the liability for which was assumed by the Pension Plan), plus .75% of the participant's annualized compensation for each year in which the participant earned benefit service until the Pension Plan was frozen, plus .75% of the participant's annualized compensation in excess of 50% of the Social Security taxable wage base for each year in which the participant earned benefit service until the Pension Plan was frozen. The monthly payment under the alternative pension formula is determined from a cash balance amount which is equal to 2% of the participant's 1986 compensation multiplied by the participant's benefit service prior to January 1, 1987, plus 2% of the participant's compensation in each year in which the participant earned benefit service after December 31, 1986 until the Pension Plan was frozen, credited with a maximum 6% compound interest in each such year. The cash balance is accumulated with interest at a minimum annual rate of 6% for the period beginning when the Pension Plan was frozen until the date of the participant's sixty-fifth birthday and, then, converted to an actuarially equivalent lifetime monthly benefit. For the purpose of both the primary and alternative pension formulas, the participant's "compensation" is generally defined as regular taxable wages from Cafeteria Operators and amounts deferred by the participant under the Employees' Savings Plan described below.

         A participant's accrued benefit becomes fully vested or nonforfeitable after the participant completes five years of vesting service.

         The normal form of payment under the Pension Plan is a lifetime monthly annuity commencing on the first day of the month coinciding with or next following the date when the participant attains age 65. If a participant is married, the normal form of payment is a joint and 50% survivor annuity, commencing on the first day of the month coinciding with or next following the date when the participant attains age 65. A participant can elect other benefit payment options, including an immediate lump sum payment. Payments commencing prior to the time when the participant attains age 65 are actuarially reduced for this early commencement, unless the participant's age and vesting service equal 90 when the payments begin.

                               PENSION PLAN TABLE

APPROXIMATE ANNUAL PENSION AT AGE 65*

                                TOTAL SERVICE AS OF 12/31/01
                                ----------------------------
CURRENT COMPENSATION     5 YEARS     15 YEARS     25 YEARS     35 YEARS
--------------------     -------     --------     --------     --------
      $75,000             $2,659      $ 6,264       $9,869      $13,475

      100,000              3,817        9,121       14,428       19,798

      125,000              4,479       11,553       18,722       25,891

      150,000              5,519       14,424       23,393       32,362

* Estimates of frozen pension plan benefits.

         The only executive officers named in the Summary Compensation Table who are participants in the Pension Plan are Messrs. Blasdell and Dodson. Total plan years of service at June 30, 1989 (the date benefit accruals were frozen) of the executive officers of the Company named in the Summary Compensation Table and its subsidiaries are Thomas M. Blasdell 17 and Donald
M. Dodson 31; no other executive officer participates in the Pension Plan. The amounts of monthly benefits that are available to Messrs. Blasdell and Dodson as of their retirement dates under the Pension Plan are $843 and $3,265 respectively. The Pension Plan does not cover any compensation reported in the Summary Compensation Table.

         Furr's has established an Employees 401(k) Plan (the "401(k) Plan") that is qualified under Sections 401(a) and 401(k) of the Internal Revenue Code. Under the 401(k) Plan, participants may elect to make pre-tax contributions, in an amount equal to from 1 percent to 12 percent of "considered pay," which consists of total W-2 compensation for personal services, excluding extraordinary pay, such as moving expenses and imputed income. Pre-tax contributions were limited to $10,500 in 2001. Additionally, Furr's may make discretionary contributions to the 401(k) Plan. Furr's made no discretionary contribution to the 401(k) Plan for the plan year ended December 31, 2001. Employees are eligible to participate in the 401(k) Plan at age 21 with one year of participation service.

         Participants' contributions to the 401(k) Plan are always fully vested. The Board of Directors of the Company will designate Company contributions as either (i) fully vested when made or (ii) subject to a vesting schedule under which 100 percent of the Company contributions are vested after up to seven years. Employee contributions may be invested either in a fixed income fund, consisting of guaranteed interest contracts and government securities, or nine different equity funds with various growth and income objectives. Loans from participants' pre-tax accounts are permitted if they have a minimum of $1,000 in their account.

         Participants in the 401(k) Plan may generally receive their vested account balances at the earlier of retirement or separation from service.

              PROPOSAL 2 - APPROVAL OF INCREASE IN NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER 1995 STOCK OPTION PLAN

         The stockholders are asked to approve an amendment to the Furr's/Bishop's, Incorporated 1995 Stock Option Plan (the "1995 Option Plan") to increase the number of shares of Common Stock authorized for issuance under the 1995 Option Plan by 700,000 shares. As of January 1, 2002, 980,544 shares of Common Stock were authorized for issuance pursuant to the 1995 Option Plan, of which options covering 859,584 shares had been issued, leaving 120,960 shares remaining reserved for issuance under the 1995 Option Plan.

         The 1995 Option Plan is administered by the Compensation Committee and provides for the grant of incentive stock options pursuant to Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and non-statutory stock options, to directors, executive officers and other key employees. In total, approximately 140 persons are eligible for participation in the 1995 Option Plan as of March 26, 2002.

         The exercise price of options granted under the 1995 Option Plan is determined by the Compensation Committee; provided that the exercise price of stock options issued under the 1995 Option Plan may not be less than 100 percent of the Fair Market Value of a share of Common Stock covered by the Option on the date of grant. Options expire no more than 10 years after the date of grant. Options generally vest and become exercisable 33 1/3 percent per year over a three-year period from the date of grant. Unvested options expire upon termination of employment or death. Generally, vested options expire 30 days after the termination of employment.

         On March 26, 2002, the Compensation Committee of the Board of Directors authorized an amendment to the 1995 Option Plan, increasing the number of shares of the Company's Common Stock reserved for issuance by 700,000, subject to approval by stockholders. Upon approval of this amendment, the total number of shares authorized for issuance will be 1,680,544.

         The Board believes that it is in the best interest of the Company to attract and retain the services of experienced and knowledgeable employees and to provide an incentive for those employees to increase their proprietary interest in the Company's long-term success and progress. The 1995 Option Plan is designed to provide officers, directors and key employees of the Company and its subsidiaries with additional incentives to promote the success of the Company's business. In order for the 1995 Option Plan to continue to serve its purpose, the Board has determined that an increase in the number of shares available for issuance is necessary.

         The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or by proxy at the meeting and entitled to vote is required for approval of the proposal.

THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER 1995 STOCK OPTION

PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL 2.

                              INDEPENDENT AUDITORS

         The Board of Directors, on the recommendation of the Audit Committee, has reappointed KPMG LLP as the Company's independent public accountants. Representatives of KPMG LLP are expected to be present at the Annual Meeting, with an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

                           2003 STOCKHOLDER PROPOSALS

         In order to be eligible for inclusion in the Company's Proxy Statement for the 2003 Annual Meeting of Stockholders, stockholder proposals must be received by the Secretary of the Company at its executive offices by December 13, 2002.

                                 OTHER BUSINESS

         The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

         The prompt return of your completed proxy card will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the completed proxy card and return it in the enclosed envelope.

                                       By Order of the Board of Directors



                                    /s/ BRUCE S. DUDLEY
                                    ---------------------------------
Dated: April 15, 2002                  Bruce S. Dudley
                                       Secretary

--------------------------------------------------------------------------------
                                                               Please mark
                                                               your votes as |X|
                                                               indicated in
                                                               this example

1.    Election of Directors:

      (Recommended for election by the Board of Directors)

                 FOR all nominees                      WITHHOLD
                 listed at right                      AUTHORITY
                (except as marked                  for all nominees
                 to the contrary)                listed to the right

                       |_|                               |_|

01 Robert N. Dangremond       02 Damien W. Kovary         03 Max Pine
04 Margaret B. Hampton        05 Craig S. Miller          06 Robert W. Sullivan

INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME ON THE SPACE BELOW.

________________________________________________________________________________

2. Proposal to increase the number of shares issuable under the Company's 1995 Stock Option Plan by 700,000 shares.

                          FOR   AGAINST   ABSTAIN
                          |_|     |_|       |_|

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.

                                        Dated: ___________________________, 2002


                                        ________________________________________
                                                       Signature


                                        ________________________________________
                                              Signature if held jointly

                                        Please sign your name above exactly as
                                        it appears on your stock certificate,
                                        date and return promptly. When signing
                                        on behalf of a corporation,
                                        partnership, estate, trust, or in any
                                        representative capacity, please sign
                                        name and title. For joint accounts,
                                        each joint owner must sign.

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                                      PROXY

                      FURR'S RESTAURANT GROUP, INCORPORATED

       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL
                 MEETING OF STOCKHOLDERS TO BE HELD MAY 21, 2002

      The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Stockholders of Furr's Restaurant Group, Incorporated (the "Company") to be held on May 21, 2002, and the Proxy Statement for Annual Meeting of Stockholders (herein so called) in connection therewith, each dated April 15, 2002, (b) appoints Craig Miller and Nancy Ellefson as proxies, or either of them, each with the power to appoint a substitute, (c) authorizes the Proxies to represent and vote, as designated on April 1, 2002, at such annual meeting and at any adjournment(s) thereof and (d) revokes any proxies heretofore given.

      THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION TO THE BOARD OF DIRECTORS OF EACH OF THE NOMINEES LISTED ON THIS PROXY, FOR PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS.

                  (Continued and to be signed on reverse side)
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